EXHIBIT 23.2


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated April 4, 1995 for Arcus Group, Inc. and United Acquisition Company and to all references to our Firm included in this Form S-4 and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP

Houston, Texas
November 24, 1997